Exhibit 10.6

Execution Copy

THIRD AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

This THIRD AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT (the “Third Amendment”) is made and entered into this 1st day of June, 2009 by and between THE CONNECTICUT WATER COMPANY, a corporation duly organized and existing under the laws of the State of Connecticut with an office at 93 West Main Street, Clinton, Connecticut 06413 (the “Borrower”), and CITIZENS BANK OF RHODE ISLAND, with an office at One Citizens Plaza, Providence, Rhode Island 02903, (the “Bank”).

WITNESSETH:

WHEREAS, the Connecticut Development Authority issued and sold the $4,550,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project-2004B Series (the “Bonds”) and loaned funds to the Borrower pursuant to the terms of the Indenture;

WHEREAS, the Borrower and the Bank entered into a Reimbursement and Credit Agreement, dated as of August 1, 2004, to provide for an irrevocable direct pay letter of credit to be issued by the Bank for the account of the Borrower to secure the Bonds, as amended by a First Amendment to Reimbursement and Credit Agreement dated April 28, 2006 by and between the Borrower and the Bank and a Second Amendment to Reimbursement and Credit Agreement dated August 23, 2007 by and between the Borrower and the Bank (collectively, the “Agreement”).  Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement;

WHEREAS, the Borrower wishes to increase the amount of Borrower’s Permitted Indebtedness to the Connecticut Development Authority;

WHEREAS, the Borrower wishes to increase the amount of the Borrower’s Permitted Indebtedness to Connecticut Water Service, Inc. or the Borrower’s Affiliates allowed under the Agreement; and

WHEREAS, the Bank wishes to increase the amount of interest that accrues on amounts drawn down from the Letter of Credit pursuant to Section 2.04(a) of the Agreement.

NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties hereto, each being legally bound hereby, as follows:

1.           Clause (v) of the definition of Permitted Indebtedness in subsection 1.01 of the Agreement is hereby deleted and replaced by the following:

“(v) indebtedness to the CDA, Connecticut Water Service, Inc. or Borrower’s Affiliates related to new money bonds to be issued through the CDA prior to March 4, 2006 not exceeding Fifteen Million Dollars ($15,000,000) in the aggregate and indebtedness to the CDA related to new money bonds to be issued through the CDA during the period from June 1, 2009 through December 31, 2010 not exceeding Twenty Million Dollars ($20,000,000) in the aggregate;”

2.           Clause (vi) of the definition of Permitted Indebtedness in subsection 1.01 of the Agreement is hereby deleted and replaced by the following:

“(vi) indebtedness, in addition to the indebtedness described in Subsection (v), to Connecticut Water Service, Inc. or Borrower’s Affiliates not exceeding Forty Million Dollars ($40,000,000) in the aggregate; and”

3.           The last two sentences of subsection 2.04(a) of the Agreement are hereby deleted and replace by the following:

“Interest shall accrue on all such amounts drawn down at the rate of  Base Rate plus three hundred (300) basis points and shall be paid monthly in arrears on the first Business Day of each month.  In the event that the Bonds remain nonmarketable for longer than 180 days, interest shall accrue on all such amounts at the rate of the Base Rate plus three hundred and fifty (350) basis points and shall be paid monthly in arrears on the first Business Day of each month.”

4.           This Third Amendment may be executed in counterparts and all such counterparts shall be deemed to be originals and together shall constitute but one and the same instrument.

5.           Except as expressly provided herein, the Agreement is unmodified and remains in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Third Amendment as of the date first written above.

THE CONNECTICUT WATER COMPANY

By:           /s/ David C. Benoit
Name:  David C. Benoit
Title:    Vice President-Finance and Chief Financial Officer

CITIZENS BANK OF RHODE ISLAND

By:           /s/ Anthony Castellon
Name: Anthony Castellon
Title: Senior Vice President